Exhibit 99.1

ALTRIA HOLDS ANNUAL MEETING OF SHAREHOLDERS

—	Martin J. Barrington succeeds Michael E. Szymanczyk as Altria’s Chairman and CEO, following Mr. Szymanczyk’s retirement

—	Altria announces Annual Meeting voting results

—	Altria reaffirms 2012 full-year guidance for reported and adjusted diluted earnings per share (EPS)

—	Altria declares regular quarterly dividend of $0.41 per share

Richmond, VA — May 17, 2012 — Altria Group, Inc. (Altria) (NYSE: MO) held its 2012 Annual Meeting of Shareholders (Annual Meeting) today. In his last Annual Meeting as Altria’s Chairman and Chief Executive Officer (CEO), Mr. Michael E. Szymanczyk updated shareholders on Altria’s continuing progress against its corporate Mission, which enables Altria to deliver superior returns to shareholders.

Appointment of Chairman and CEO

Following today’s Annual Meeting, Mr. Martin J. Barrington succeeded Mr. Szymanczyk as Altria’s Chairman and CEO. Earlier this year, Mr. Szymanczyk had announced his decision to retire after 23 years of distinguished service to the Company, including four years as Chairman and CEO of Altria and 12 years as President and CEO of Philip Morris USA Inc. (PM USA).

“I am very pleased that our Board has elected Marty Barrington to succeed me as Chairman and CEO,” said Mr. Szymanczyk. “And I am equally pleased that they have elected Dave Beran to work with Marty as President and Chief Operating Officer. Marty and Dave have made significant contributions in a variety of roles over the years. Their talent and experience give the Board, and me personally, great confidence in their ability to lead Altria through its next phase of growth.”

“I am very excited about Altria’s future,” said Mr. Barrington. “The Company has a unique combination of terrific and profitable brands, a strong and diverse balance sheet and truly talented people to drive growth into the future. I’m honored to have the opportunity to lead this Company.”

6601 West Broad Street, Richmond, VA 23230

Voting Results for Altria’s 2012 Annual Meeting

Altria’s shareholders elected to a one-year term each of the eleven nominees for director named in Altria’s proxy statement; ratified the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending 2012; approved on an advisory basis the compensation of Altria’s named executive officers; and defeated one shareholder proposal at today’s Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K.

2012 Full-Year Guidance

Altria reaffirms its 2012 full-year guidance for reported diluted EPS to be in the range of $2.25 to $2.31, as updated in yesterday’s press release. The forecast includes estimated net gains of $0.08 per share, reflecting estimated net gains of $0.10 per share for SABMiller plc (SABMiller) special items, partially offset by asset impairment, exit and implementation costs of $0.02 per share related to the cost reduction program that Altria announced in October 2011.

Altria reaffirms its 2012 full-year guidance for adjusted diluted EPS, which excludes special items shown in Table 1 below, to be in the range of $2.17 to $2.23, representing a growth rate of 6% to 9% from an adjusted diluted EPS base of $2.05 per share in 2011.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. Reconciliations of full-year adjusted to reported diluted EPS are shown in Table 1 below.

Table 1 - Altria’s Full-Year Earnings Per Share Guidance Excluding Special Items
	Full Year
	2012 Guidance	2011	Change
Reported diluted EPS	$2.25 to $2.31	$1.64	37% to 41%
Asset impairment, exit, integration and implementation costs	0.02	0.07
SABMiller special items	(0.10)	0.03
PMCC leveraged lease charge	-	0.30
Tax items*	-	(0.04)
Tobacco and health judgments	-	0.05
Adjusted diluted EPS	$2.17 to $2.23	$2.05	6% to 9%

* Excludes the tax impact included in the 2011 PMCC leveraged lease charge.

Note: Altria reports its financial results, including diluted EPS, in accordance with U.S. generally accepted accounting principles (GAAP). Altria’s management uses adjusted measures, which exclude certain income and expense items that management believes are not part of underlying operations, for planning, forecasting and evaluating the performances of Altria’s businesses. Altria’s management does not view any of these special items to be part of Altria’s sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results.

Regular Quarterly Dividend

Following today’s Annual Meeting, Altria’s Board of Directors (Board) declared a regular quarterly dividend of $0.41 per common share, payable on July 10, 2012, to shareholders of record as of June 15, 2012. The ex-dividend date is June 13, 2012.

Webcast Replay

A copy of Mr. Szymanczyk’s business presentation and prepared remarks, as well as a replay of the audio webcast of Altria’s Annual Meeting, are available on altria.com until 5:00 p.m. Eastern Time on Friday, June 15, 2012.

Altria’s Profile

Altria directly or indirectly owns 100% of each of PM USA, U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds a continuing economic and voting interest in SABMiller.

The brand portfolios of Altria’s tobacco operating companies include such well-known names as Marlboro, Copenhagen, Skoal and Black & Mild. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle, Columbia Crest and Stag’s Leap Wine Cellars, and it exclusively distributes and markets Antinori, Champagne Nicolas Feuillatte and Villa Maria Estate products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of, or licensed by, Altria or its subsidiaries. More information about Altria is available at altria.com.

Forward-Looking and Cautionary Statements

This press release and today’s remarks contain projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012.

These factors include the following: Altria’s tobacco businesses (PM USA, USSTC and Middleton) are subject to significant competition; changes in adult consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third party services providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; legislation, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop new products and markets within and potentially outside the United States; to broaden brand portfolios in order to compete effectively; and to improve productivity.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including broad-based regulation of PM USA and USSTC by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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